Exhibit 10(z)
Execution Version
AMENDMENT NO. 1 AND WAIVER TO
NOTE PURCHASE AGREEMENT
AMENDMENT NO. 1 AND WAIVER TO NOTE PURCHASE AGREEMENT, dated as of February 12, 2014 (this “Agreement”), is by and among MINE SAFETY APPLIANCES COMPANY, a Pennsylvania corporation (the “Company”), and each of the holders of Notes (as defined below) (collectively, the “Noteholders”).
RECITALS:
A.    The Company and each of the Noteholders are parties to a certain Note Purchase Agreement, dated as of December 20, 2006 (as amended, restated or otherwise modified from time to time, the “2006 Note Purchase Agreement”), pursuant to which the Company issued and sold to the Noteholders $60,000,000 in aggregate principal amount of its 5.41% Senior Notes due December 20, 2021 (as the same may be amended, restated or otherwise modified from time to time, collectively, the “Notes”).
B.    The Company previously entered into (i) that certain Note Purchase and Private Shelf Agreement, dated as of October 13, 2010, by and among the Company, Prudential Investment Management, Inc. and each of the purchasers party thereto, as amended by Amendment No. 1 to Note Purchase and Private Shelf Agreement dated as of April 5, 2012, that certain Amendment No. 2 to Note Purchase and Private Shelf Agreement dated as of April 4, 2013 and that certain Amendment No. 3 and Waiver to Note Purchase and Private Shelf Agreement dated as of February 12, 2014 (as so amended and as may be further amended, restated, supplemented or otherwise modified from time to time, the “2010 Note Purchase Agreement”), and (ii) that certain Credit Agreement, dated as of October 13, 2010, by and among the Company, each of the guarantors from time to time party thereto, each of the Lenders from time to time party thereto (collectively, the “Bank Lenders”) and PNC Bank, National Association, as Administrative Agent, as amended by that certain First Amendment to Credit Agreement, effective November 16, 2011, by and among the Company, each of the guarantors from time to time party thereto, the Bank Lenders party thereto and PNC Bank, National Association, as Administrative Agent (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time, the “Bank Credit Agreement”).
C.    The Company has informed the Noteholders that Events of Default have occurred under Section 11(c) of the 2006 Note Purchase Agreement as a result of (i) the Company's failure to comply with Section 10.3 of the 2006 Note Purchase Agreement as a result of the execution of certain Guaranties by certain Restricted Subsidiaries of the Indebtedness of the Company under, and in respect of, the 2010 Note Purchase Agreement and the Bank Credit Agreement (the “Priority Indebtedness Default”), and (ii) the Company's failure to provide notice to the Noteholders of the occurrence of the Priority Indebtedness Default in accordance with Section 7.1(d) of the 2006 Note Purchase Agreement (the “2006 Notice Default” and together with the Priority Indebtedness Default, collectively, the “Existing Defaults”).
D.    The Company has requested that the Noteholders waive the Existing Defaults and amend certain terms and provisions of the 2006 Note Purchase Agreement, and the Required Holders are willing to grant such waivers and amend the 2006 Note Purchase Agreement upon the terms, and subject to the conditions, set forth herein.

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AGREEMENT:
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	DEFINITIONS.
Except as otherwise defined in this Agreement, capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the 2006 Note Purchase Agreement.

2.	AMENDMENTS.
Subject to the satisfaction of the conditions set forth in Section 5 hereof, the 2006 Note Purchase Agreement is hereby amended, as of the Effective Date (as defined below), as follows (the “Amendments”):

2.1.	Amendment to Section 9.
Section 9 of the 2006 Note Purchase Agreement is hereby amended by inserting the following new Section 9.9 at the end thereof to read in its entirety as follows:
"9.9.    Subsidiary Guarantors."
(a)    The Company shall promptly cause each Additional Subsidiary Guarantor to execute and deliver a Note Guarantee substantially in the form of Exhibit 9.9 hereto (with such modifications as may be required to reflect the legal requirements of the jurisdiction of incorporation of the relevant Subsidiary, including any modifications necessary to make the obligations of such guarantee agreement pari passu with the other unsecured and unsubordinated Indebtedness of such Subsidiary) or otherwise in form and substance reasonably satisfactory to the Required Holders.
(b)    The Company may, from time to time at its discretion and upon written notice from the Company to the holders of Notes, cause any of its Subsidiaries which are not otherwise Guarantors pursuant to Section 9.9(a) to enter into a Note Guarantee substantially in the form of Exhibit 9.9 hereto (with such modifications as may be required to reflect the legal requirements of the jurisdiction of incorporation of the relevant Subsidiary, including any modifications necessary to make the obligations of such guarantee agreement pari passu with the other unsecured and unsubordinated Indebtedness of such Subsidiary) or otherwise in form and substance reasonably satisfactory to the Required Holders.
(c)    The delivery of a Note Guarantee by any Guarantor shall be accompanied by the following:
(i)    an Officer’s Certificate from such Guarantor confirming that (A) the representations and warranties of such Guarantor contained in such Note Guarantee are true and correct, and (B) the guarantee provided under the Note Guarantee would not cause any borrowing, guaranteeing or similar limit binding on the Guarantor to be exceeded;

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(ii)    copies of the articles of association or certificate or articles of incorporation, bylaws, limited liability company operating agreement, partnership agreement and all other constitutive documents, of such Guarantor (as applicable), resolutions of the board of directors or other similar governing body (and, where applicable, the shareholders) of such Guarantor authorizing its execution and delivery of the Note Guarantee and the transactions contemplated thereby, and specimen signatures of authorized officers of such Guarantor (in each case, certified as correct and complete copies by the secretary or an assistant secretary (or an equivalent officer) of such Guarantor);
(iii)    a legal opinion, satisfactory in form, scope and substance to the Required Holders, of independent legal counsel to the effect that, subject to customary qualifications and assumptions, (A) such Guarantor is duly and validly organized and existing under the laws of its jurisdiction of organization and (if applicable in such jurisdiction) is in good standing, (B) such Note Guarantee has been duly authorized, executed and delivered by such Guarantor, (C) such Note Guarantee is enforceable in accordance with its terms, and (D) in the case of a Guarantor organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia, the obligations of such Guarantor under such Note Guarantee rank at least pari passu with all of such Guarantor’s other unsecured and unsubordinated Indebtedness in an insolvency proceeding of such Guarantor and are not subject to any legal or contractual limitations or restrictions that are not equally applicable to all other indebtedness for borrowed money of such Guarantor; and
(iv)    in the case of a Guarantor organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia, evidence of the appointment of the Company as such Guarantor’s agent to receive, for it and on its behalf, service of process in the United States of America.
An original executed counterpart of each such Note Guarantee shall be delivered to each holder of Notes promptly after the execution thereof.”

2.2.	Amendment to Section 11.
Section 11 of the 2006 Note Purchase Agreement is hereby amended by deleting the period at the end of clause (k) thereof, inserting “; or” in lieu thereof and inserting the following new clause (l) to read in its entirety as follows:
“(i) any representation or warranty made in writing by or on behalf of any Guarantor or by any officer of any Guarantor in connection with any Note Guarantee proves to have been false or incorrect in any material respect on the date as of which made, (ii) any default shall occur and be continuing (subject to any applicable cure period) under any Note Guarantee or any Note Guarantee shall cease to be in full force and effect for any reason whatsoever (except as otherwise permitted hereunder and under such Note Guarantee), including, without limitation, a determination by any Governmental Authority that such Note Guarantee is invalid, void or unenforceable or (iii) the Company or any Guarantor shall contest or deny in writing the validity or enforceability of any Guarantor’s obligations under its Note Guarantee.”

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2.3.	Amendments to Definitions.
The following definitions are hereby either amended and restated in their entireties, or are added to Schedule B in their appropriate alphabetical order, as the case may be, as follows:
“2010 Note Purchase Agreement” means that certain Note Purchase and Private Shelf Agreement, dated as of October 13, 2010, by and among the Company, Prudential Investment Management, Inc. and each of the purchasers party thereto, as amended by that certain Amendment No. 1 to Note Purchase and Private Shelf Agreement dated as of April 5, 2012, that certain Amendment No. 2 to Note Purchase and Private Shelf Agreement dated as of April 4, 2013 and that certain Amendment No. 3 and Waiver to Note Purchase and Private Shelf Agreement dated as of February ___, 2014, as so amended and as may be further amended, restated, supplemented or otherwise modified from time to time.
“Additional Subsidiary Guarantor” means, at any time, each Subsidiary of the Company which (a) guarantees all or any part of the obligations of the Company or any Subsidiary under, or in respect of, the Bank Credit Agreement or the 2010 Note Purchase Agreement, or (b) is a borrower, issuer or other obligor under, or in respect of, the Bank Credit Agreement or the 2010 Note Purchase Agreement.
“Bank Credit Agreement” means that certain Credit Agreement, dated as of October 13, 2010, by and among the Company, each of the guarantors from time to time party thereto, each of the Bank Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent, as amended by that certain First Amendment to Credit Agreement, effective November 16, 2011, by and among the Company, each of the guarantors from time to time party thereto, the Bank Lenders party thereto and PNC Bank, National Association, as Administrative Agent and as the same may be further amended, restated, supplemented, modified, renewed, extended, replaced or refinanced from time to time to the extent permitted by the terms hereof.
“Bank Lenders” means each financial institution that is a “Lender” under, and as defined in, the Bank Credit Agreement from time to time.
“Guarantor” means, collectively, (a) General Monitors, Inc., a Nevada corporation, (b) General Monitors Transnational, LLC, a Nevada limited liability company, (c) MSA International, Inc., a Delaware corporation, and (d) each other Person which executes and delivers a Note Guarantee pursuant to Section 9.9 or otherwise on or after the date hereof.
“Note Guarantee” means a guarantee agreement substantially in the form attached hereto as Exhibit 9.9, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Priority Indebtedness” means, without duplication, the sum of (a) all Indebtedness of Restricted Subsidiaries (excluding (x) Indebtedness owing to the Company or another Restricted Subsidiary, and (y) Indebtedness of any Restricted Subsidiary that is a Guarantor); (b) all Indebtedness secured by Liens permitted by Section 10.4(h); and (c) the greater of the mandatory redemption amount or the liquidation preference of the Preferred Stock, if any, of all Restricted Subsidiaries.

2.4.	New Exhibit 9.9.
The 2006 Note Purchase Agreement is hereby amended by inserting a new Exhibit 9.9 in its correct numerical order to read as set forth on Exhibit A hereto.

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3.	WAIVER.
Subject to satisfaction of the conditions precedent set forth in Section 5 hereof, the Noteholders hereby waive the Existing Defaults effective as of the date and time on which such Existing Defaults first occurred, respectively.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
To induce the Required Holders to enter into this Agreement, and to consent to the Amendments, the Company represents and warrants that:

4.1.	Organization; Power and Authority.
The Company and each Initial Subsidiary Guarantor (as defined below) (collectively, the “Obligors”) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, partnership or limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be licensed or qualified would not reasonably be expected to have a Material Adverse Effect. The Company has the necessary corporate power and authority to execute and deliver this Agreement and each Initial Subsidiary Guarantor has the necessary organizational power and authority to execute and deliver the 2006 NPA Guarantee (as defined below) to which it is a party and to perform the provisions hereof.

4.2.	Authorization, etc.
Each of this Agreement and the 2006 NPA Guarantees, as applicable, have been duly authorized by all necessary corporate or other similar action on the part of the Obligors party hereto and thereto, and, assuming due authorization, execution and delivery by the other parties hereto and thereto, each of this Agreement and the 2006 NPA Guarantees, as applicable, constitutes a legal, valid and binding obligation of the Obligors party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3.	No Defaults.
After giving effect to the Amendments and the waivers contemplated hereby, no Default or Event of Default has occurred and is continuing.

4.4.	Governmental Authorizations, Etc.
Other than the filing of a Form 8-K with the SEC in connection with the transactions contemplated by this Agreement and the 2006 NPA Guarantees, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained by (a) the Company in connection with the execution, delivery or performance by the Company of this Agreement, or (b) any Initial Subsidiary Guarantor in connection with the execution, delivery or performance by such Initial Subsidiary Guarantor of the 2006 NPA Guarantee to which it is a party.

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3.5.    No Amendment Fees. No remuneration, whether by way of supplemental or additional interest, fees or other consideration, has been paid, is payable or will be paid directly or indirectly by the Company to any Person, in its capacity as a lender, holder, purchaser and/or guarantor (or agent for any of the foregoing), as an inducement to the Company’s or such Person’s execution and delivery of this Waiver or any related amendment, consent or waiver to the 2010 Note Purchase Agreement, the Bank Credit Agreement or any other loan agreement, note purchase agreement, indenture or other agreement evidencing any other Indebtedness of the Company with respect to any default or event of default (including any cross default) arising thereunder as a result of, or in connection with, the Existing Defaults.

4.5.	Effect of Amendments.
The 2006 Note Purchase Agreement as hereby amended shall continue in full force and effect.

5.	CONDITIONS PRECEDENT.
The Amendments set forth herein shall become effective as of the date first written above (the “Effective Date”) and the waivers shall become effective as of the date set forth in Section 3 above, in each case upon the satisfaction of each of the following conditions precedent in a manner reasonably satisfactory to the Required Holders:

5.1.	Execution and Delivery of this Agreement.
Each Noteholder shall have received a copy of this Waiver executed and delivered by the Company and the Required Holders.

5.2.	2006 Guarantee Documents.
Each Noteholder shall have received the following:
(a)     a fully executed copy of a Guaranty of the Indebtedness under the 2006 Note Purchase Agreement from each of General Monitors, Inc., a Nevada corporation, General Monitors Transnational, LLC, a Nevada limited liability company, and MSA International, Inc., a Delaware corporation (collectively, the “Initial Subsidiary Guarantors”), each in substantially the form of Exhibit A hereto and otherwise in form and substance satisfactory to the Required Holders (collectively, the “2006 NPA Guarantees”);
(b)     a certificate from each Initial Subsidiary Guarantor executed by the Secretary and one other officer of such Initial Subsidiary Guarantor (i) attaching certified copies of the certificate of formation, articles of incorporation, operating agreement, by-laws or other similar organizational documents of such Initial Subsidiary Guarantor; (ii) attaching resolutions of the board of directors or other similar governing body of such Initial Subsidiary Guarantor (A) evidencing approval of the transactions contemplated by the 2006 NPA Guarantee to which it is a party and the execution, delivery and performance thereof on behalf of such Initial Subsidiary Guarantor, (B) authorizing certain officers to execute and deliver the same on behalf of such Initial Subsidiary Guarantor, and (C) certifying that such resolutions were duly and validly adopted and have not since been amended, revoked or rescinded; (iii) attaching a certificate of good standing for such Initial Subsidiary Guarantor issued by the Secretary of State of the state of formation of such Initial Subsidiary Guarantor, dated as of a recent date; and (iv) certifying as to the names, titles and true signatures of the officers authorized to sign the 2006 NPA Guarantee on behalf of such Initial Subsidiary Guarantor; and

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(c)    the holders of the Notes shall have received a legal opinion from Reed Smith LLP, as special counsel to the Initial Subsidiary Guarantors, dated as of the Effective Date and in form and substance reasonably satisfactory to the Required Holders.

5.3.	Waivers for 2010 Note Purchase Agreement and the Bank Credit Agreement.
Each Noteholder shall have received fully executed copies of (a) that certain letter Agreement, dated as of the date hereof, by and among the Company, the Bank Lenders party thereto and PNC Bank, National Association, as Administrative Agent (the “Administrative Agent”), in substantially the form attached as Exhibit B hereto and otherwise in form and substance satisfactory to the Required Holders (the “Credit Agreement Waiver”), pursuant to which the Administrative Agent and the Required Lenders (as defined in the Bank Credit Agreement) shall have agreed to waive any defaults arising under the Credit Agreement as a result of the Existing Defaults and consented to the execution and delivery of this Agreement and the 2006 NPA Guarantees, and (b) that certain Amendment No. 3 and Waiver to Note Purchase Agreement, dated as of the date hereof, by and among the Company, Prudential Investment Management, Inc. and each of the holders of the notes issued pursuant to the 2010 Note Purchase Agreement, in substantially the form attached as Exhibit C hereto and otherwise in form and substance satisfactory to the Required Holders (the “2010 NPA Waiver”), pursuant to which such holders shall have, among other things, agreed to waive any defaults arising under the 2010 Note Purchase Agreement as a result of the Existing Defaults and consented to the execution and delivery of this Agreement and the 2006 NPA Guarantees, and each of the Credit Agreement Waiver and the 2010 NPA Waiver shall be in full force and effect.

5.4.	Representations and Warranties.
The representations and warranties set forth in Section 4 hereof shall be true and correct on the Effective Date.

5.5.	Proceedings Satisfactory.
The Noteholders and their special counsel shall have received copies of such documents and papers (whether or not specifically referred to above in this Section 5) as they may have reasonably requested prior to such date and such documents shall be in form and substance satisfactory to them.

6.	MISCELLANEOUS.

6.1.	Effect of Amendments and Waiver.
Except as expressly provided herein, (a) no terms or provisions of any agreement are modified, waived or changed by this Agreement, (b) the terms of this Agreement shall not operate as a waiver by any holder of Notes of, or otherwise prejudice any of their respective rights, remedies or powers under, the 2006 Note Purchase Agreement or the Notes, or under any applicable law and (c) the terms and provisions of the 2006 Note Purchase Agreement and the Notes shall continue in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the 2006 Note Purchase Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement, unless the context otherwise requires.

6.2.	Successors and Assigns.
This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

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6.3.	Section Headings, etc.
The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words “herein,” “hereof,” “hereunder,” and “hereto” refer to this Agreement as a whole and not to any particular Section or other subdivision.

6.4.	Governing Law.
THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

6.5.	Waivers and Amendments.
Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by each of the parties signatory hereto.

6.6.	Costs and Expenses.
Whether or not the Amendments become effective, the Company confirms its obligations under Section 15 of the 2006 Note Purchase Agreement and agrees that, on the execution date hereof (or if an invoice is delivered subsequent to such date or if the Amendments do not become effective, promptly, and in any event within 10 days of receiving any statement or invoice therefor), the Company will pay all out-of-pocket fees, costs and expenses reasonably incurred by the Noteholders relating to this Agreement, including, but not limited to, the statement for reasonable fees and disbursements of Bingham McCutchen LLP, special counsel to the Noteholders, presented to the Company on or before the execution date hereof. The Company will also promptly pay (in any event within 10 days), upon receipt of any statement thereof, each additional statement for reasonable fees and disbursements of special counsel to the Noteholders rendered after the execution date hereof in connection with this Agreement.

6.7.	Execution in Counterpart.
This Agreement may be executed in any number of counterparts (including those transmitted by electronic transmission (including, without limitation, facsimile and e-mail)), all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart hereof.

6.8.	Entire Agreement.
This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.
[Remainder of page intentionally left blank. Next page is signature page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.

MINE SAFETY APPLIANCES COMPANY

By: /s/
Name:
Title:

[Signature Page to Amendment No. 1 and Waiver to Note Purchase Agreement]

The foregoing is hereby agreed to as of the date first above written.

[NAME OF EACH PURCHASER]

By: /s/
Name:
Title:

[Signature Page to Amendment No. 1 and Waiver to Note Purchase Agreement]

Exhibit A

Form of 2006 NPA Guarantee

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Exhibit B

Form of Credit Agreement Waiver

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Exhibit C

Form of 2010 NPA Waiver

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